Exhibit 1.1

Constitution of BHP Billiton Limited

ABN 49 004 028 077

Incorporating the amendments approved by shareholders at

the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

Table of Contents

PRELIMINARY		6
1.	Replaceable Rules not to apply	6
2.	Definitions and Interpretation	6
SHARE CAPITAL AND SECURITIES		12
3.	Equalisation Share	12
4.	Limited Special Voting Share	12
5.	Fractional entitlements	12
6.	Not used	13
7.	Preference shares	13
8.	Issue of securities	14
9.	Not used	14
10.	Commissions on issue of shares	14
11.	Not used	14
12.	Non-recognition of equitable or other interests	14
FORM OF HOLDING OF SHARES		14
13.	Certificates	14
14.	Computerised share transfer system	14
15.	Not used	15
JOINT HOLDERS		15
16.	Joint holders	15
CALLS ON SHARES		15
17.	Power to make calls	15
18.	Voting restrictions—unpaid calls	16
19.	Interest on overdue amounts	16
20.	Power to differentiate between holders	16
21.	Instalments; Payment of calls in advance	16
FORFEITURE AND LIEN		16
22.	Notice requiring payment of sums payable	16
23.	Forfeiture on non-compliance with notice	17
24.	Surrender of shares	17
25.	Disposal of forfeited shares	17
26.	Liability despite forfeiture	17
27.	Company’s lien	17
28.	Sale of shares to enforce lien	18
29.	Title of shares forfeited or sold to enforce lien	18
30.	Payments by the Company	18

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

i

Constitution of BHP Billiton Limited

VARIATION OF RIGHTS		19
31.	Variation of class rights	19
32.	Matters not constituting variation of rights	20
TRANSFER OF SECURITIES		20
33.	Transfers; proper ASTC transfers	20
34.	Not used	21
35.	Refusal of registration	21
36.	Transfer and certificate to be left at Office	21
37.	Not used	21
38.	Not used	21
39.	Not used	21
40.	Not used	21
TRANSMISSION OF SECURITIES		22
41.	Transmission on death	22
42.	Election of persons entitled by transmission	22
43.	Rights of persons entitled by transmission	22
UNTRACED SHAREHOLDERS		22
44.	Not used	22
GENERAL MEETINGS		22
45.	Calling of general meetings	22
46.	Not used	22
47.	Contents of notice of general meeting	23
PROCEEDINGS OF MEETINGS		23
48.	Chairman	23
49.	Quorum	23
50.	Lack of quorum	24
51.	Adjournment	24
52.	Not used	24
53.	Conduct of General Meetings	24
54.	Amendments to Substantive Resolutions	25
GENERAL VOTING AND POLL PROCEDURES		26
55.	Voting	26
56.	Taking a poll	26
57.	Special meetings	27
58.	Not used	27
VOTING RIGHTS AND PROCEDURES UNDER SHARING AGREEMENT		27
59.	Class Rights Actions	27
60.	Joint Electorate Actions	28

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

VOTES OF SHAREHOLDERS		29
61.	Votes attaching to shares	29
62.	Specified Number	30
63.	Not used	30
64.	Not used	30
65.	Not used	30
66.	Voting by guardian	30
67.	Validity and result of vote	31
PROXIES		31
68.	Proxies	31
69.	Validity, revocation	32
70.	Not used	32
71.	Board to issue forms of proxy	32
72.	Attorneys of shareholders	32
73.	Not used	33
DIRECTORS		33
74.	Number of Directors	33
75.	Not used	33
76.	Remuneration of non-executive Directors	33
77.	Remuneration of Directors for extra services	33
78.	Travelling and other expenses	33
79.	Retirement benefits	33
80.	Appointment and remuneration of executive Directors	33
81.	Powers of Directors	34
APPOINTMENT AND RETIREMENT OF DIRECTORS		34
82.	Not used	34
83.	Term of appointment	34
84.	Not used	34
85.	Re-election of retiring Director	34
86.	Not used	35
87.	Nomination of Directors	35
88.	Election or appointment of additional Directors	35
89.	Vacation of office	35
90.	Removal of Directors	36
PROCEEDINGS OF DIRECTORS		36
91.	Procedures relating to Directors’ meetings	36
92.	Quorum	36
93.	Chairman	37

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

94.	Votes at meetings	37
95.	Number of Directors below minimum	37
96.	Resolutions in writing/Meetings by technology	37
97.	Validity of actions	37
DIRECTORS’ INTERESTS		38
98.	Directors may have interests	38
99.	Restrictions on voting	38
100.	Directors’ interests—general	39
COMMITTEES		40
101.	Committees	40
102.	Proceedings of Committee meetings	40
POWERS OF THE BOARD		40
103.	General powers of the Board	40
104.	Powers and obligations in relation to the Sharing Agreement	40
105.	Not used	41
106.	Appointment of attorney	41
107.	Not used	41
108.	Not used	41
109.	Not used	41
110.	Borrowing powers	41
111.	Not used	41
112.	Not used	41
113.	Not used	41
AUTHENTICATION OF DOCUMENTS		41
114.	Authentication of Documents	41
115.	Not used	42
116.	Not used	42
DIVIDENDS		42
117.	Not used	42
118.	Power of Board to pay dividends	42
119.	Distribution otherwise than in cash	42
120.	Not used	43
121.	Ranking of shares for dividends	43
122.	Manner of payment of dividends	43
123.	Not used	43
124.	Not used	43
125.	No interest on dividends	43
126.	Retention of dividends	44

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

127.	Unclaimed dividend	44
128.	Waiver of dividend	44
CAPITALISATION OF PROFITS AND RESERVES		44
129.	Capitalisation of profits and reserves	44
DIVIDEND PLANS		45
130.	Dividend Plans	45
ACCOUNTS AND RECORDS		45
131.	Accounts and records	45
132.	Not used	45
133.	Not used	45
134.	Not used	45
NOTICES		46
135.	Service of notices	46
136.	Notice to transferor binds transferee	46
137.	Deceased and bankrupt members	46
138.	Not used	47
139.	Not used	47
140.	Not used	47
WINDING UP OF PLC OR THE COMPANY		47
141.	Plc insolvency	47
142.	Insolvency Notice	48
143.	Not used	48
144.	Rights on winding-up	49
DESTRUCTION OF DOCUMENTS		49
145.	Not used	49
INDEMNITY AND INSURANCE		49
146.	Indemnity and insurance	49
CHANGE OF CONTROL		50
147.	Partial Takeover Plebiscites	50
148.	Share Control Limits	51

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

v

Constitution of BHP Billiton Limited

PRELIMINARY

The Company is a public company limited by shares.

1.	Replaceable Rules not to apply

The replaceable rules in the Act do not apply to the Company.

2.	Definitions and Interpretation

(1)	In this Constitution unless the context requires otherwise:

Act means the Corporations Act 2001 (Cth) and includes a reference to the Corporations Regulations made under that Act;

Action means any distribution or any action affecting the amount or nature of issued share capital, including any dividend, distribution in specie, offer by way of rights, bonus issue, repayment of capital, subdivision or consolidation, buy-back or amendment of the rights of any shares or a series of one or more of such actions;

Applicable Regulation means:

(a)	applicable law and regulations (including the requirements of the UK Code on Takeovers and Mergers and the UK Panel on Takeovers an Mergers); and

(b)	directives, notices or requirements of any Governmental Agency having jurisdiction over the Company or Plc, as the case may be; and

(c)	the rules, regulations, and guidelines of:

(i)	any stock exchange on which either the Limited Ordinary Shares or the Plc Ordinary Shares or the Limited American Depositary Shares or the Plc American Depositary Shares are listed or quoted;

(ii)	any other body with which entities with securities listed or quoted on such exchanges customarily comply,

(but, if not having the force of law, only if compliance with such directives, notices, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply) in each case for the time being in force and taking account of all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to the Company or, as the case may be, to Plc;

ASTC means the ASX Settlement and Transfer Corporation Pty Limited (ABN 49 008 504 532);

ASTC Settlement Rules means the operating rules of ASTC and, to the extent that they are applicable, the operating rules of ASX and the operating rules of Australian Clearing House Pty Limited (ABN 48 001 314 503);

ASX means ASX Limited (ABN 98 008 624 691) or such other body corporate that is declared by the Board to be the Company’s primary stock exchange for the purposes of this definition;

Australian dollars means the lawful currency from time to time of Australia;

Board means all or some of the Directors from time to time acting as a board (or a duly appointed committee of the board);

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

Board of Plc means all or some of the directors of Plc from time to time acting as a board (or a duly appointed committee of the board);

business day means a day which is a business day for the purposes of the Listing Rules;

call includes any instalment of a call and any amount due on issue of any share;

Chairman means the Chairman of the Board under Rule 93 or other person occupying the position of Acting Chairman under Rule 48(4). References to the Chairman in this Constitution include (unless the context requires otherwise) a Deputy Chairman (or other person) acting as chairman of a meeting of members or a meeting of the Board;

Class Rights Action means any of the actions listed in Rule 59(1);

Class Rights Procedure means the approvals procedures referred to in Rules 59(2), (3) and (4);

Combined Group means the Limited Group and the Plc Group;

Committee means a Committee to which powers have been delegated by the Board under Rule 101;

Company means BHP Billiton Limited (ABN 49 004 028 077);

Companies Acts means every statute (including any orders, regulations or subordinate legislation made under it) from time to time in force in the United Kingdom concerning companies in so far as it applies to Plc or the Company;

Completion means the date of Completion of the Implementation Agreement between the Company and Plc dated 19 March 2001;

Constitution means, in relation to:

(a)	the Company, this Constitution; and

(b)	Plc, the Plc Articles;

Deputy Chairman means any Director appointed as Deputy Chairman of the Board under Rule 93;

Director means a person appointed or elected to the office of Director of the Company in accordance with this Constitution;

Dividend Plan means any dividend plan as referred to in Rule 130 and includes the bonus share plan as regulated under Rule 128 of the Company’s Constitution as at 1 January 1999, as amended in each case;

Equalisation Fraction means the Equalisation Ratio expressed as a fraction with the numerator being the number relating to the Limited Ordinary Shares and the denominator being the number relating to the Plc Ordinary Shares;

Equalisation Ratio means the ratio for the time being of (a) the dividend, capital and (in relation to Joint Electorate Actions) voting rights per Limited Ordinary Share to (b) the dividend, capital and (in relation to Joint Electorate Actions) voting rights per Plc Ordinary Share in the Combined Group (which shall initially be 1:1);

Equalisation Share means the equalisation share in the Company having the rights described in this Constitution;

Excluded Plc Holder means any shareholder of Plc whose voting rights in relation to Plc Ordinary Shares have, at the relevant time, been lost pursuant to Article 64.2 of the Plc Articles;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

Governmental Agency means any government or representative of a government or any governmental, semi-governmental, supranational, statutory, administrative, fiscal, regulatory or judicial body, department, commission, authority, tribunal, agency or entity or trade agency, and shall include competition authorities, the UK Panel on Takeovers and Mergers, the Corporations and Securities Panel of Australia, the ASX, the Australian Securities and Investments Commission, the London Stock Exchange and the UK Listing Authority;

Group means in relation to the Company, the Limited Group and, in relation to Plc, the Plc Group as the context requires;

Joint Electorate Action means any of the matters listed in Rule 60(1) (other than any matter which the Board and the Board of Plc have from time to time agreed will be treated as a Class Rights Action);

Joint Electorate Procedure means the approvals procedures for Joint Electorate Actions set out in Rule 60(2);

London Stock Exchange means the London Stock Exchange plc;

Limited American Depository Shares means the American Depository Receipts listed on the New York Stock Exchange (NYSE) by the Company;

Limited Deed Poll Guarantee means the Deed Poll Guarantee whereby the Company guarantees certain obligations of the Plc Group;

Limited Entrenched Provision means:

(a)	the definitions in Rule 2(1) of “Applicable Regulation”, “Australian dollars”, “Board of Plc”, “Class Rights Action”, “Class Rights Procedure”, “Equalisation Fraction”, “Equalisation Ratio”, “Equalisation Share”, “Excluded Plc Holder”, “Excess Shares”, “Joint Electorate Action”, “Joint Electorate Procedure”, “Limited Deed Poll Guarantee”, “Limited Entrenched Provision”, “Limited Group”, “Limited Ordinary Shares”, “Limited Special Voting Share”, “Limited SVC”, “Plc”, “Plc Articles”, “Plc Deed Poll Guarantee”, “Plc Excess Shares”, “Plc Entrenched Provision”, “Plc Group”, “Plc Ordinary Shares”, “Plc Special Voting Share”, “Plc SVC”, “Sharing Agreement”, “Special Voting Share”, “sterling”, “Subsidiary”, “Voting Agreement”;

(b)	Rule 8 (Issue of securities);

(c)	Rule 31 (Variation of class rights);

(d)	Rule 3 (Equalisation Share);

(e)	Rule 4 (Limited Special Voting Share);

(f)	not used;

(g)	Rule 54 (Amendments to Substantive Resolutions);

(h)	Rule 55 (Voting);

(i)	Rule 56 (Taking a poll);

(j)	Rule 59 (Class Rights Actions);

(m)	Rule 60 (Joint Electorate Actions);

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(o)	Rule 61 (Votes attaching to shares);

(p)	Rule 62 (Specified Number);

(q)	Rule 68(5) and (6) (Proxies);

(r)	not used;

(s)	Rule 89 (Vacation of office);

(t)	Rule 83 (Term of appointment);

(u)	Rule 104 (Powers and obligations in relation to the Sharing Agreement);

(v)	Rule 121 (Ranking of shares for dividends);

(w)	Rule 144 (Rights on winding-up);

(x)	Rule 141 (Plc insolvency);

(y)	Rule 142 (Insolvency Notice); and

(z)	Rule 148 (Share control limits);

Limited Group means the Company and its Subsidiaries from time to time and a member of the Limited Group means any one of them;

Limited Ordinary Shares means the ordinary shares in the capital of the Company from time to time;

Limited Special Voting Share means the special voting share in the capital of the Company issued to Limited SVC having the rights described in this Constitution;

Limited SVC means BHP SVC Pty Limited, a proprietary company limited by shares incorporated in Victoria or such other entity as replaces BHP SVC Pty Limited from time to time pursuant to the terms of the Voting Agreement;

Listing Rules means the ASX Listing Rules;

Month means a calendar month;

Ordinary Share means, in relation to:

(a)	the Company, a Limited Ordinary Share; and

(b)	Plc, a Plc Ordinary Share.

Office means the registered office of the Company;

Parallel General Meeting means in relation to the Company or Plc, the general meeting of the shareholders of that company which is most nearly, or is actually, contemporaneous with the general meeting of the shareholders of the other company and at which some or all of the same matters or some or all equivalent matters are to be considered;

person and words importing persons include partnerships, associations and corporations as well as individuals;

Plc means BHP Billiton plc (formerly Billiton plc), a public company limited by shares incorporated in the United Kingdom with registered number 3196209;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

Plc American Depository Shares means the American Depository Receipts listed on the NYSE by Plc;

Plc Articles means the Memorandum and Articles of Association of Plc which will be in effect immediately following Completion;

Plc Deed Poll Guarantee means the deed poll guarantee whereby Plc guarantees certain obligations of the Limited Group;

Plc Entrenched Provision has the meaning given to it in the Plc Articles;

Plc Excess Shares has the meaning given to Excess Shares in the Plc Articles;

Plc Group means Plc and its Subsidiaries from time to time and a member of the Plc Group means any one of them;

Plc Ordinary Shares means the ordinary shares in the capital of Plc from time to time;

Plc Special Voting Share means the special voting share in the capital of Plc issued to Plc SVC, having the rights described in the Plc Articles;

Plc SVC means Billiton SVC Limited, a limited liability company incorporated in England and Wales with registered number 4074194 or such other entity as replaces Billiton SVC Limited from time to time pursuant to the terms of the Voting Agreement;

proper ASTC transfer has the same meaning given to that term in the Corporations Regulations 2001 (Cth);

Public Trustee means the Law Debenture Trust Corporation plc or such other public trust company as shall be agreed between the Company and Plc;

Register means the register of holders of securities issued by the Company;

registered address means the address of a shareholder specified on a transfer or any other address of which the shareholder notifies the Company as a place at which the shareholder will accept service of notices;

Required Majority means the percentage voting in favour that would be required to pass a Required Resolution;

Required Resolution has the meaning given in Rule 59(2);

retiring Director means a Director who retires under Rule 83 and a Director who ceases to hold office under Rule 88;

Secretary means a person appointed as, or to perform the duties of, secretary of the Company;

securities includes shares, rights to shares, options to acquire shares, instalment receipts and other securities with rights of conversion to equity;

shareholders present means shareholders present at a general meeting of the Company in person or by properly appointed representative, proxy or attorney;

Sharing Agreement means the DLC Structure Sharing Agreement made between the Company and Plc and dated the date of Completion;

Special Voting Share means:

(a)	in relation to the Company—the Limited Special Voting Share; and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(b)	in relation to Plc—the Plc Special Voting Share;

Specified Number has the meaning given to it in Rule 62;

Statutes means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies regulated under the Act and affecting the Company;

sterling means the lawful currency from time to time of the United Kingdom;

Subsidiary means a subsidiary undertaking as that term is defined in the Companies Acts;

Substantive Resolutions means all resolutions (other than resolutions of a procedural nature);

Tax means any taxes, levies, imposts, deductions, charges, withholdings or duties levied by any authority (including stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them);

Tax Benefit means any credit, rebate, exemption or benefit in respect of Tax available to any person;

Voting Agreement means the SVC Special Voting Shares Deed entered into between the Company, Limited SVC, Plc, Plc SVC and the Public Trustee relating to the Limited Special Voting Share and the Plc Special Voting Share;

writing and written includes printing, typing, lithography and other modes of reproducing words in a visible form, whether electronic or otherwise;

words and phrases which are given a special meaning by the Act have the same meaning in this Constitution;

words in the singular include the plural and vice versa;

words importing a gender include each other gender.

(2)	A reference to the Act or any other statute or regulations is to be read as though the words “as modified or substituted” were added to the reference.

(3)	A reference to the Listing Rules is to the Listing Rules as are in force in relation to the Company after taking into account any waiver or exemption which is in force either generally or in relation to the Company.

(4)	The headings and sidenotes do not affect the construction of this Constitution.

(5)	A reference to other company shall mean either the Company or Plc as the context requires.

(6)	The expression equivalent resolution means a resolution of either the Company or Plc certified by the Board and the Board of Plc as equivalent in nature and effect to a resolution of the other company.

(7)	The expression shareholders’ meeting shall include both a general meeting and a meeting of the holders of any class of shares of the Company.

(8)	A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of this Constitution.

(9)	A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time.

(10)	A reference to a document being “signed” or to “signature” includes the document being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, includes the document being authenticated in accordance with the Act.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(11)	A reference to a body (including, an institute, association, authority or Governmental Agency), whether statutory or not:

(i)	which ceases to exist; or

(ii)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

(12)	References to offers by way of rights are to any offers (whether renounceable or non-renounceable) to the existing ordinary shareholders of the Company or of Plc as nearly as may be in proportion to their holdings at the relevant time on a pre-emptive basis which may be subject to such exclusions or other arrangements as the Board or the Board of Plc, as the case may be, may deem necessary or expedient in relation to fractional entitlements or legal or practical difficulties with making the offer under the laws of, or the requirements of any Applicable Regulation in, any jurisdiction.

Unless the context otherwise permits, terms defined in the Act have the same meaning when used in this Constitution.

SHARE CAPITAL AND SECURITIES

3.	Equalisation Share

By resolution of the Board, the Company may at any time issue an Equalisation Share which shall confer on the holder of such share the rights set out in Rules 121(2)(b) and 144 but shall not confer any right to attend or vote at any general meeting.

4.	Limited Special Voting Share

The Limited Special Voting Share shall confer on the holder of such share the rights set out in Rules 61, 62, 121(2)(c) and 144, but shall cease to confer any right to attend or vote at any general meeting in the event of termination of the Sharing Agreement.

5.	Fractional entitlements

If, as the result of a consolidation and division, a sub-division or a pro rata issue of shares, a member becomes entitled to a fraction of a share, the Board may on behalf of that member deal with that fractional entitlement as the Board thinks fit. In particular, the Board may:

(a)	issue a whole share in place of that fractional entitlement;

(b)	disregard that fractional entitlement;

(c)	issue a fractional share certificate;

(d)	make a cash payment in satisfaction of that fractional entitlement;

(e)	vest cash in trustees on trust for that member as the Board thinks fit; or

(f)	make (or authorise any person to make) an agreement for the issue to a third person of shares (credited as fully paid up) representing that fractional entitlement and any other fractional entitlements which the Board is empowered to deal with. Such agreement may provide for the sale of those shares by that third person and the payment of the proceeds of sale to the members concerned.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

6.	Not used

7.	Preference shares

If the Company at any time proposes to create and issue any preference shares:

(a)	the preference shares may be issued, on the terms that they are to be redeemed or, at the option of either or both the Company and the holder, are liable to be redeemed, whether out of share capital, profits or otherwise;

(b)	the preference shares confer on the holders the right to convert the preference shares into ordinary shares if and on the basis the Board determines at the time of issue of the preference shares;

(c) (i)	the preference shares confer on the holders a right to receive out of the profits of the Company available for dividend a preferential dividend at the rate (which may be subject to an index) and on the basis determined by the Board at the time of issue of the preference shares;

(ii)	in addition to the preferential dividend, the preference shares may participate with the ordinary shares in dividends declared by the Board if and to the extent the Board determines at the time of issue of the preference shares; and

(iii)	the preferential dividend may be cumulative if and to the extent the Board determines at the time of issue of the preference shares;

(d)	the preference shares are to confer on the holders:

(i)	the right on redemption and in a winding up to payment in cash in priority to any other class of shares of:

(A)	the amount paid or agreed to be considered as paid on each of the preference shares; and

(B)	the amount (if any) equal to the aggregate of any dividends accrued (whether determined or not) but unpaid and of any arrears of dividends; and

(ii)	the right, in priority to any payment of dividend on any other class of shares, to the preferential dividend;

(e)	the preference shares do not confer on the holders any further rights to participate in assets or profits of the Company;

(f)	the holders of the preference shares have the same rights as the holders of ordinary shares to receive notices, reports and accounts and to attend and be heard at all general meetings, but are not to have the right to vote at general meetings except as follows:

(i)	on any question considered at a general meeting if, at the date of the meeting, the dividend or part of the dividend on the preference shares is in arrears;

(ii)	at a general meeting on a proposal:

(A)	to reduce the share capital of the Company;

(B)	to approve the terms of a buy-back agreement;

(C)	that affects rights attached to the preference shares;

(D)	to wind up the Company;

(E)	for the disposal of the whole of the property of the Company; and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(iii)	on any question considered at a general meeting held during the winding up of the Company; and

(g)	the Company may issue further preference shares ranking pari passu in all respects with (but not in priority to) other preference shares already issued and the rights attaching to the preference shares on issue are not to be taken to have been varied by the further issue.

8.	Issue of securities

Without affecting any special rights conferred on the holders of any shares and subject to the provisions of Rules 59 to 60 (except in the case of the Equalisation Share or the Limited Special Voting Share), any shares or other securities may be issued by the Company with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls, rights of conversion, rights of redemption (whether at the option of the holder or of the Company) or otherwise, as and when the Board may determine and on any other terms the Board considers appropriate provided that the rights attaching to a class other than Ordinary Shares shall be expressed at the date of issue.

9.	Not used

10.	Commissions on issue of shares

The Company may exercise the powers of paying commissions conferred by the Act to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

11.	Not used

12.	Non-recognition of equitable or other interests

Except as required by law, the Company is entitled to treat the registered holder of any share as the absolute owner of the share and is not bound to recognise (even when having notice) any equitable or other claim to or interest in the share on the part of any other person.

FORM OF HOLDING OF SHARES

13.	Certificates

The Board may determine to issue certificates for shares or other securities of the Company, to cancel any certificates in issue and to replace lost, destroyed or defaced certificates in issue on the basis and in the form it thinks fit.

14.	Computerised share transfer system

Without limiting Rule 13, if the Company participates, or to enable the Company to participate, in any computerised or electronic share transfer system introduced by or acceptable to the ASX, the Board may:

(a)	provide that shares may be held in certificated or uncertificated form and make any provision it thinks fit, including for the issue or cancellation of certificates, to enable shareholders to hold shares in uncertificated form and to convert between certificated and uncertificated holdings;

(b)	provide that some or all shareholders are not to be entitled to receive a share certificate in respect of some or all of the shares which the shareholders hold in the Company;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(c)	accept any instrument of transfer, transfer document or other method of transfer in accordance with the requirements of the share transfer system; and

(d)	despite any other provision in this Constitution, do all things it considers necessary, required or authorised by the Act, the Listing Rules or the ASTC Settlement Rules in connection with the share transfer system.

15.	Not used

JOINT HOLDERS

16.	Joint holders

Where two or more persons are registered as the holders of any share, they hold the share subject to the following provisions:

(a)	(Number of holders) the Company is not bound to register more than four persons as the holders of the share (except in the case of personal representatives);

(b)	(Liability for payments) the joint holders of the share are liable severally as well as jointly in respect of all payments which ought to be made in respect of the share;

(c)	(Death of joint holder) on the death of any one of the joint holders, the remaining joint holders are the only persons recognised by the Company as having any title to the share but the Board may require evidence of death and the estate of the deceased holder is not released from any liability in respect of the share;

(d)	(Power to give receipt) any one of the joint holders may (and, in any case where two or more persons are jointly entitled to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of those persons jointly entitled may) give a receipt for any dividend, bonus or return of capital payable to the joint holders;

(e)	(Notices and certificates) only the person whose name appears first in the Register as one of the joint holders of the share is entitled, if the Company determines to issue certificates for shares, to delivery of a certificate relating to the share or to receive notices from the Company and any notice given to that person is notice to all the joint holders;

(f)	(Votes of joint holders) any one of the joint holders may vote at any meeting of the Company either personally or by properly authorised representative, proxy or attorney, in respect of the share as if that joint holder was solely entitled to the share. If more than one of the joint holders are present at any meeting personally or by properly authorised representative, proxy or attorney, the joint holder who is present whose name appears first in the Register in respect of the share is entitled alone to vote in respect of the share.

CALLS ON SHARES

17.	Power to make calls

(1)	Subject to the terms on which any shares may have been issued, the Board may make calls on the shareholders in respect of all moneys unpaid on their shares. Each shareholder (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) is liable to pay the amount of each call in the manner, at the time and at the place specified by the Board. Calls may be made payable by instalments.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(2)	A call is considered to have been made at the time when the resolution of the Board authorising the call was passed. The call may be revoked or postponed at the discretion of the Board at any time prior to the date on which payment in respect of the call is due. The non-receipt of a notice of any call by, or the accidental omission to give notice of any call to, any shareholder does not invalidate the call.

18.	Voting restrictions—unpaid calls

No shareholder shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

19.	Interest on overdue amounts

If any sum payable in respect of a call is not paid on or before the date for payment, the shareholder from whom the sum is due is to pay interest on the unpaid amount from the due date to the date of payment at the rate the Board determines. The Board may waive the whole or part of any interest paid or payable under this Rule.

20.	Power to differentiate between holders

The Board may make arrangements on the allotment of shares for a difference between the holders of those shares in the amount of calls to be paid and the time of payment of the calls.

21.	Instalments; Payment of calls in advance

(1)	Any sum which by the terms of issue of a share becomes payable upon issue or at any fixed date shall for all the purposes of this Constitution be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(2)	The Board may if it thinks fit receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as the member paying such sum and the Board may agree.

FORFEITURE AND LIEN

22.	Notice requiring payment of sums payable

(1)	If any shareholder fails to pay any sum payable on or in respect of any shares (including money payable on issue, calls or instalments) on or before the day for payment, the Board may serve a notice on the shareholder requiring that shareholder to pay the sum together with interest accrued and all expenses incurred by the Company by reason of the non-payment. The notice may be served at any time whilst any part of the sum remains unpaid.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(2)	The notice referred to in Rule 22(1) must state a day on or before which the sum, interest and expenses (if any) are to be paid and the place where payment is to be made. The notice is also to state that, if payment is not made by the time and at the place specified, the shares in respect of which the sum is payable are liable to be forfeited.

23.	Forfeiture on non-compliance with notice

(1)	If there is non-compliance with the requirements of any notice given under Rule 22(1), any shares in respect of which the notice has been given may be forfeited by a resolution of the Board passed at any time after the time specified in the notice for payment. The forfeiture is to include all dividends, interest and other moneys payable by the Company in respect of the forfeited shares and not actually paid before the forfeiture.

(2)	When any share is forfeited, notice of the resolution of the Board is to be given to the shareholder in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture is to be made in the Register. Failure to give notice or make the entry as required by this Rule does not invalidate the forfeiture.

24.	Surrender of shares

Subject to the Act, the Board may, in its discretion, accept the surrender of any share. Any shares surrendered may be sold or re-issued in the same manner as forfeited shares.

25.	Disposal of forfeited shares

Any forfeited share is considered to be the property of the Company and the Board may sell or otherwise dispose of or deal with the share in any manner it thinks fit and with or without any money paid on the share by any former holder being credited as paid up. At any time before any forfeited share is sold or otherwise disposed of, the Board may annul the forfeiture of the share on any condition it thinks fit.

26.	Liability despite forfeiture

Any shareholder whose shares have been forfeited is, despite the forfeiture, liable to pay and must immediately pay to the Company all sums of money, interest and expenses owing on or in respect of the forfeited shares at the time of forfeiture, together with expenses and interest from that time until payment at the rate the Board determines. The Board may enforce the payment or waive the whole or part of any sum paid or payable under this Rule as it thinks fit.

27.	Company’s lien

The Company has a first and paramount lien on every share (not being a fully paid share) for unpaid calls, instalments, interest due in relation to any calls or instalments and any amounts the Company is required by law to pay on the share. The lien extends to the proceeds of sale of the share and to all dividends and bonuses declared in respect of the share but, if the Company registers a transfer of any share on which it has a lien without giving the transferee notice of any claim it may have at that time, the share is discharged from the lien of the Company in respect of that claim. The Board may do all things it considers appropriate under the ASTC Settlement Rules and the Listing Rules to protect or enforce any lien.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

28.	Sale of shares to enforce lien

For the purpose of enforcing a lien, the Board may sell the shares which are subject to the lien (and in respect of which an amount is due to the Company but unpaid) in any manner it thinks fit and with or without giving any notice to the shareholder in whose name the shares are registered.

29.	Title of shares forfeited or sold to enforce lien

(1)	In a sale or a re-issue of forfeited shares or in the sale of shares to enforce a lien, an entry in the Board’s minute book that the shares have been forfeited, sold or re-issued in accordance with this Constitution is sufficient evidence of that fact as against all persons entitled to the shares immediately before the forfeiture, sale or re-issue of the shares. The Company may receive the purchase money or consideration (if any) given for the shares on any sale or re-issue.

(2)	In a sale or re-issue, a certificate signed by a Director or the Secretary to the effect that the shares have been forfeited and the receipt of the Company for the price of the shares constitutes a good title to them.

(3)	In a sale, the Board may appoint a person to execute, or may otherwise effect, a transfer in favour of the person to whom the shares are sold.

(4)	On the issue of the receipt or the transfer being executed or otherwise effected the person to whom the shares have been re-issued or sold is to be registered as the holder of the shares, discharged from all calls or other money due in respect of the shares prior to the re-issue or purchase and that person is not bound to see to the regularity of the proceedings or to the application of the purchase money or consideration; nor is that person’s title to the shares affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or re-issue.

(5)	The net proceeds of any sale or re-issue are to be applied first in payment of all costs of or in relation to the enforcement of the lien or the forfeiture (as the case may be) and of the sale or re-issue, next in satisfaction of the amount in respect of which the lien exists as is then payable to the Company (including interest) and the residue (if any) paid to, or at the direction of, the person registered as the holder of the shares immediately prior to the sale or re-issue or to the person’s executors, administrators or assigns on the production of any evidence as to title required by the Board.

30.	Payments by the Company

(1)	Rule 30(2) applies if any law of any place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment or empowers any government or authority to require the Company to make any payment in respect of any securities held either jointly or solely by any holder or in respect of any transfer of those securities or in respect of any interest, dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to the holder by the Company on or in respect of any securities or for or on account or in respect of any holder of securities, whether because of:

(a)	the death of the holder;

(b)	the non-payment of any income tax or other tax by the holder;

(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the holder or the trustee, executor or administrator of that holder or by or out of the holder’s estate;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(d)	any assessment of income tax against the Company in respect of interest or dividends paid or payable to the holder; or

(e)	any other act or thing.

(2)	In each case referred to in Rule 30(1):

(a)	the Company is to be fully indemnified from all liability by the holder or the holder’s personal representative and by any person who becomes registered as the holder of the securities on the distribution of the deceased holder’s estate;

(b)	the Company has a lien on the securities for all moneys paid by the Company in respect of the securities under or in consequence of any law;

(c)	the Company has a lien on all dividends, bonuses and other moneys payable in respect of the securities registered in the Register as held either jointly or solely by the holder for all moneys paid or payable by the Company in respect of the securities under or in consequence of any law, together with interest at a rate the Board may determine from the date of payment to the date of repayment, and may deduct or set off against any dividend, bonus or other moneys payable any moneys paid or payable by the Company together with interest;

(d)	the Company may recover as a debt due from the holder or the holder’s personal representative or any person who becomes registered as the holder of the securities on the distribution of the deceased holder’s estate, any moneys paid by the Company under or in consequence of any law which exceed any dividend, bonus or other money then due or payable by the Company to the holder together with interest at a rate the Board may determine from the date of payment to the date of repayment; and

(e)	if any money is paid or payable by the Company under any law, the Company may refuse to register a transfer of any securities by the holder or the holder’s personal representative until the money and interest is set off or deducted or, where the money and interest exceeds the amount of any dividend, bonus or other money then due or payable by the Company to the holder, until the excess is paid to the Company. The power to refuse to register a transfer does not extend to a proper ASTC transfer except a proper ASTC transfer which is purported to be effected whilst a holding lock is in place as referred to in Rule 33(3).

Nothing in this Rule affects any right or remedy which any law confers on the Company and any right or remedy is enforceable by the Company against the holder or the holder’s personal representative.

VARIATION OF RIGHTS

31.	Variation of class rights

(1)	Subject to Rules 59 to 60, whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated by a special resolution approving the proposed variation or abrogation passed by the Company and:

(a)	a special resolution passed at a separate meeting of the holders of the issued shares of the class affected; or

(b)	with the written consent of members with at least 75% of the votes in the class affected.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(2)	No approval or consent shall be required in respect of the redemption of any redeemable preference shares in accordance with the terms of issue.

(3)	All the provisions of this Constitution as to general meetings of the Company shall, with any necessary amendments, apply to any such separate meeting, but so that:

(a)	the necessary quorum shall be two or more persons entitled to vote and holding or representing by proxy in aggregate not less than one-third in nominal value of the issued shares of the class, except at an adjourned meeting where one holder entitled to vote and present in person or by proxy shall be a quorum (irrespective of the number of shares held);

(b)	subject to any rights or restrictions attached to any class of shares, every holder of shares of the class present in person or by proxy and entitled to vote shall be entitled on a poll to one vote for every share of the class held; and

(c)	any holder of shares of the class present in person or by proxy and entitled to vote may demand a poll.

(4)	This Rule 31 shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied.

32.	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by (a) the issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or (b) the purchase by the Company of any of its own shares.

TRANSFER OF SECURITIES

33.	Transfers; proper ASTC transfers

(1)	A transfer of any securities may be effected by:

(a)	a written transfer in the usual or common form or in any form the Board may prescribe or in a particular case accept, properly stamped (if necessary) being delivered to the Company;

(b)	a proper ASTC transfer, which is to be in the form required or permitted by the Act or the ASTC Settlement Rules; or

(c)	any other electronic system established or recognised by the Listing Rules in which the Company participates in accordance with the rules of that system.

(2)	Except in the case of a proper ASTC transfer, the transferor is deemed to remain the holder of the securities transferred until the name of the transferee is entered on the Register. A proper ASTC transfer is taken to be recorded in the Register and the name of the transferee to be registered as the holder of the securities comprised in the proper ASTC transfer, as provided in the ASTC Settlement Rules.

(3)	The Board may take any action it thinks fit to comply with the ASTC Settlement Rules and may request the ASTC to apply a holding lock to prevent a transfer of securities the subject of the ASTC Settlement Rules if the Board thinks fit.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

34.	Not used

35.	Refusal of registration

(1)	The Board may refuse to register any transfer of securities:

(a)	if the registration of the transfer would result in a contravention of or failure to observe the provisions of any applicable law or the Listing Rules;

(b)	on which the Company has a lien or which are subject to forfeit; or

(c)	if permitted to do so under the Listing Rules.

(2)	The decision of the Board relating to the registration of a transfer is absolute. Failure to give notice of refusal to register any transfer as may be required under the Act or the Listing Rules does not invalidate the decision of the Board.

(3)	The Board may also refuse to register an allotment or a transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

(4)	The Board shall decline to register any transfer of the Limited Special Voting Share unless the transfer has been approved in accordance with Clause 5.1 of the Voting Agreement. The Board shall decline to register any transfer of the Equalisation Share unless the transfer is to a member of the Plc Group or a trustee for the benefit of a member or members of the Plc Group.

36.	Transfer and certificate to be left at Office

(1)	Every transfer must be left for registration at the Office or any other place the Board determines. If the Board determines either generally or in a particular case, the transfer is to be accompanied by the certificate (if any) for the securities to be transferred. In addition, the transfer is to be accompanied by any other evidence which the Board may require to prove the title of the transferor, the transferor’s right to transfer the securities, proper execution of the transfer or compliance with any law relating to stamp duty. The requirements of this Rule do not apply in respect of a proper ASTC transfer.

(2)	Subject to Rule 36(1), on each application to register the transfer of any securities or to register any person as the holder of any securities transmitted to that person by operation of law or otherwise, the certificate (if any) specifying the securities in respect of which registration is required must be delivered to the Company for cancellation and on registration the certificate is considered to have been cancelled.

(3)	Each transfer which is registered may be retained by the Company for any period determined by the Board after which the Company may destroy it.

37.	Not used

38.	Not used

39.	Not used

40.	Not used

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

TRANSMISSION OF SECURITIES

41.	Transmission on death

The personal representative of a deceased shareholder (who is not one of several joint holders) is the only person recognised by the Company as having any title to securities registered in the name of the deceased shareholder. Subject to compliance by the transferee with this Constitution, the Board may register any transfer effected by a shareholder prior to the shareholder’s death despite the Company having notice of the shareholder’s death.

42.	Election of persons entitled by transmission

A person (a transmittee) who satisfies the Board that the right to any securities has devolved on the transmittee by will or by operation of law may be registered as a shareholder in respect of the securities or may (subject to the provisions in this Constitution relating to transfers) transfer the securities. The Board has the same right to refuse to register the transmittee as if the transmittee was the transferee named in an ordinary transfer presented for registration.

43.	Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with this Constitution, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share.

UNTRACED SHAREHOLDERS

44.	Not used

GENERAL MEETINGS

45.	Calling of general meetings

(1)	The Board may, and shall on requisition in accordance with the Act, call a general meeting of the Company to be held at the time and place or places and in the manner determined by the Board. No shareholder may convene a general meeting of the Company except where entitled under the Act to do so. By resolution of the Board any general meeting may be cancelled or postponed prior to the date on which it is to be held, except where the cancellation or postponement would be contrary to the Act. The Board may give notice of a cancellation or postponement as it thinks fit but any failure to give notice of cancellation or postponement does not invalidate the cancellation or postponement or any resolution passed at a postponed meeting.

(2)	Any Director may convene a general meeting whenever the Director thinks fit. A Director may cancel by notice in writing to all members any meeting convened by that Director under this Rule 45(2).

46.	Not used

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

47.	Contents of notice of general meeting

(1)	Where the Company has called a general meeting, notice of the meeting may be given in the form and manner in which the Board thinks fit. The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to notice, does not invalidate any resolution passed at that meeting.

(2)	For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such a person may cast, the Company may specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

PROCEEDINGS OF MEETINGS

48.	Chairman

(1)	The Chairman of the Board is entitled to chair every general meeting.

(2)	If at any general meeting:

(a)	the Chairman of the Board is not present at the specified time for holding the meeting; or

(b)	the Chairman of the Board is present but is unwilling to chair the meeting,

the Deputy Chairman of the Board is entitled to chair the meeting.

(3)	If at any general meeting:

(a)	there is no Chairman of the Board or Deputy Chairman of the Board;

(b)	the Chairman of the Board and Deputy Chairman of the Board are not present at the specified time for holding the meeting; or

(c)	the Chairman of the Board and the Deputy Chairman of the Board are present but each is unwilling to chair the meeting,

the Directors present may choose another Director as Chairman of the meeting and if no Director is present or if each of the Directors present is unwilling to chair the meeting, a shareholder chosen by the shareholders present is entitled to chair the meeting.

(4)	If during any general meeting the Chairman acting under the preceding paragraphs of this Rule 48 is unwilling to chair any part of the proceedings, the Chairman may withdraw as Chairman during the relevant part of the proceedings and may nominate any person who immediately before the general meeting was a Director or who has been nominated for election as a Director at the meeting to be Acting Chairman of the meeting during the relevant part of the proceedings. On the conclusion of the relevant part of the proceedings the Acting Chairman is to withdraw and the Chairman is to resume to chair the meeting.

49.	Quorum

Five shareholders present in person or by proxy constitute a quorum for a general meeting. No business may be transacted at any meeting except the election of a Chairman and the adjournment of the meeting unless the requisite quorum is present at the commencement of the business.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

50.	Lack of quorum

If there is not a quorum at a general meeting within 15 minutes after the time specified in the notice of the meeting, the meeting is dissolved unless the Chairman adjourns the meeting to a date, time and place determined by the Chairman. If no quorum is present at any adjourned meeting within 15 minutes after the time for the meeting, the meeting is dissolved.

51.	Adjournment

(1)	The Chairman may and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.

(2)	In determining whether to adjourn the meeting under paragraph (1), the Chairman shall have regard to:

(a)	any notice received of any adjournment of the Parallel General Meeting (if any); and

(b)	the impact of any adjournment on the Parallel General Meeting (if any).

(3)	If the Chairman elects to adjourn the meeting under paragraph (1), the Chairman may decide whether to seek the approval of the meeting.

(4)	No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(5)	Subject to paragraph (6), it is not a requirement of this Constitution to give notice of an adjournment or of the business to be transacted at an adjourned meeting.

(6)	The Company shall as soon as possible give notice to Plc of an adjournment and of the business to be transacted at an adjourned meeting.

(7)	Without prejudice to any other power which the chair may have under the provisions of this Constitution or at law, the Chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if the Chairman decides that it has become necessary to do so in order to:

(a)	secure the proper and orderly conduct of the meeting;

(b)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(c)	ensure that the business of the meeting is properly disposed of.

52.	Not used

53.	Conduct of General Meetings

(1)	The conduct of each general meeting of the Company and the procedures to be adopted at the meeting are as determined at, during or prior to the meeting by the Chairman.

(2)	The Chairman or a person acting with the Chairman’s authority may require any person who wishes to attend the meeting to comply with searches, restrictions or other security arrangements the Chairman or a person acting with the Chairman’s authority considers appropriate. The Chairman or a person acting with the Chairman’s authority may refuse entry to any person who does not comply with the arrangements, any person who possesses a recording or broadcasting device without the

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

consent of the Chairman or a person acting with the Chairman’s authority, or any person who possesses an article which the Chairman or person acting with the Chairman’s authority considers to be dangerous, offensive or liable to cause disruption. At any time the Chairman considers it necessary or desirable for the proper and orderly conduct of the meeting, the Chairman may demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and if the Chairman considers it appropriate require the business, question, motion or resolution to be put to a vote of the shareholders present.

(3)	The Chairman may require the adoption of any procedures which are in the Chairman’s opinion necessary or desirable for the proper and orderly casting or recording of votes at any general meeting of the Company, whether on a show of hands or on a poll.

(4)	Any determination by the Chairman in relation to matters of procedure (including any procedural motions moved at or put to any meeting) is final.

(5)	If it appears to the Chairman that the place of the meeting specified in the notice convening a general meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the Chairman is satisfied that adequate facilities are available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (and be heard and be seen), whether by use of microphones, loud-speakers, audio-visual communications equipment or otherwise (whether in use when this Constitution is adopted or developed subsequently).

(6)	A Director shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares of the Company.

54.	Amendments to Substantive Resolutions

(1)	The business of an annual general meeting is to consider the accounts and reports required by the Act to be laid before each annual general meeting, to elect Directors, when relevant to appoint an auditor and fix the auditor’s remuneration, and to transact any other business which, under this Constitution, is required to be transacted at any annual general meeting. All other business transacted at an annual general meeting and all business transacted at other general meetings is deemed to be special. Except with the approval of the Board, with the permission of the Chairman or under the Act, no person may move at any meeting either any resolution or any amendment of any resolution of which notice has not been given under Rule 47 or this Rule 54 (as the case may be).

(2)	If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the Chairman of the meeting, the proceedings on the Substantive Resolution shall not be invalidated by any error in such ruling.

(3)	In the case of a Substantive Resolution duly proposed as a special resolution, no amendment to that resolution (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

(4)	Without prejudice to any other restriction on the right to move amendments to Substantive Resolutions, in the case of a Substantive Resolution duly proposed as an ordinary resolution to approve a Joint Electorate Action, no amendment to that resolution (other than a mere clerical amendment to correct a patent error or an amendment to conform such resolution to a resolution duly proposed or to be proposed at the Parallel General Meeting or an amendment to such resolution

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

considered and approved at the Parallel General Meeting) shall be considered or voted upon unless written notice of the intention to move the amendment is received by the Company at least 48 hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of such notice) the Chairman of the meeting in the Chairman’s absolute discretion rules that the amendment shall be considered, provided that no amendment shall be considered where the Parallel General Meeting has already been held.

GENERAL VOTING AND POLL PROCEDURES

55.	Voting

(1)	The Chairman may determine that any question to be submitted to a general meeting be determined by a poll without first submitting the question to the meeting to be decided by a show of hands.

(2)	A poll may be demanded by:

(a)	any shareholder under the Act (and not otherwise);

(b)	the holder of the Limited Special Voting Share; or

(c)	the Chairman.

No poll may be demanded on the election of a chairman of a meeting or, unless the Chairman otherwise determines, the adjournment of a meeting. A demand for a poll may be withdrawn. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

(3)	Subject to Rule 56, at any general meeting a resolution (other than a procedural resolution) put to the vote of the meeting on which the holder of the Limited Special Voting Share is entitled to vote shall be decided on a poll.

(4)	Unless the Chairman makes the determination referred to in Rule 55(1) or unless a poll is properly demanded or required pursuant to Rules 55(2) and (3), each question submitted to a general meeting is to be decided in the first instance by a show of hands. Unless a poll is demanded, a declaration by the Chairman that a resolution has been passed or lost is conclusive, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(5)	In the case of an equality of votes, the Chairman has, both on a show of hands and on a poll, a casting vote in addition to any votes to which the Chairman may be entitled as a shareholder, or as proxy, attorney or properly appointed representative of a shareholder.

56.	Taking a poll

(1)	If a poll is determined, demanded or otherwise required as provided in Rules 55(1), (2) and (3), it is to be taken in the manner and at the time (not being more than thirty days from the date of the meeting) and place as the Chairman directs. Any poll may, as the Chairman shall direct, close at different times for different classes of shareholders or for different shareholders of the same class entitled to vote on the relevant resolution. In the case of a poll on a resolution on which the holder of the Limited Special Voting Share is entitled to vote, the poll may remain open for so long as the Chairman may determine and, in any event, shall be kept open for such time as is necessary to allow the Parallel General Meeting of Plc to be held and for the votes attaching to the Limited Special Voting Share to be calculated and cast on such poll, although such poll may be closed earlier in

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

respect of shares of other classes. The result of the poll is deemed to be the resolution of the meeting at which the poll was demanded. In the case of any dispute as to the admission or rejection of a vote, the Chairman’s determination in respect of the dispute is final.

(2)	A demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded. A poll demanded on a question of adjournment is to be taken at the meeting and without adjournment.

(3)	The result of a poll may be announced in the manner the Chairman determines and at the time (whether during the relevant meeting or afterwards) as the Chairman considers appropriate.

57.	Special meetings

All the provisions of this Constitution as to general meetings apply, with any necessary modifications, to any special meeting of any class of shareholders which may be held under the operation of this Constitution or the Act.

58.	Not used

VOTING RIGHTS AND PROCEDURES UNDER SHARING AGREEMENT

59.	Class Rights Actions

(1)	The following matters shall constitute Class Rights Actions if undertaken by either the Company or Plc:

(a)	the voluntary liquidation of the Company or of Plc;

(b)	amendment of the terms of, or termination of, the Sharing Agreement, the Voting Agreement, the Plc Deed Poll Guarantee or of the Limited Deed Poll Guarantee (other than, in the case of the Voting Agreement, an amendment to conform such agreement with the terms of the Sharing Agreement or, in the case of any of those agreements, any amendment which is formal or technical in nature and which would not be materially prejudicial to the interests of the shareholders of the Company or of Plc or is necessary to correct any inconsistency or manifest error as agreed between the Board and the Board of Plc);

(c)	amendment, removal, or the alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of) any Plc Entrenched Provision or Limited Entrenched Provision (as the case may be);

(d)	any Action requiring approval as a Class Rights Action pursuant to Clause 3.1(b) of the Sharing Agreement;

(e)	a change in the corporate status of the Company from a public company limited by shares registered under the Corporations Act with its primary listing on ASX or Plc from a public listed company incorporated in England and Wales with its primary listing on the London Stock Exchange; and

(f)	any other action or matter which the Board and the Board of Plc agree (either in a particular case or generally) should be treated as a Class Rights Action.

(2)	A Class Rights Action in respect of an action of a kind described in:

(a)	Rules 59(1)(a), (b) or (c) shall require approval by special resolution;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(b)	Rule 59(1)(d) or (e) shall require approval by ordinary resolution or in relation to either the Company or Plc, if required by Applicable Regulation applying to the Company or Plc or by this Constitution or the Plc Articles, by special resolution of the Company or Plc, as so required; and

(c)	Rule 59(1)(f) shall require approval by ordinary resolution or in relation to either the Company or Plc, if required by Applicable Regulation applying to the Company or Plc or by this Constitution or the Plc Articles or if considered appropriate by the Board and the Board of Plc, by special resolution of the Company or Plc, as so required, in each case in accordance with the Class Rights Procedure (and the type of resolution specified above shall be referred to in these Rules as the Required Resolution).

(3)	Subject to Rule 59(4):

(a)	a Class Rights Action shall require approval by a Required Resolution of the shareholders of both the Company and Plc, in each case at a meeting at which the holders of Ordinary Shares and the holder of the Special Voting Share are entitled to vote as a single class on a poll; and

(b)	in relation to such resolution proposed at a shareholders’ meeting of the Company, if the proposed Action has not, by the time of the closing of the poll, been approved by a Required Majority of the holders of Plc Ordinary Shares, the holder of the Limited Special Voting Share shall have sufficient votes to defeat such resolution as provided in Rule 62; and

(c)	the holder of the Limited Special Voting Share shall otherwise not be entitled to vote in relation to that resolution.

(4)	Where an action requiring approval as a Class Rights Action would not otherwise require approval of the shareholders of the Benefited Party, the Benefited Party shall not be required to convene a meeting for the purposes of Rule 59(3) and the Class Rights Action shall be approved if the holder of the Special Voting Share in the Benefited Party has given its written consent to the action, which consent shall only be given following the passing of a resolution by the Required Majority of the holders of Ordinary Shares of the Affected Party.

In this Rule 59(4), the expression Benefited Party shall mean such one of the Company or Plc whose holders of Ordinary Shares would benefit from a proposed action relative to the holders of Ordinary Shares in the other company (Affected Party).

60.	Joint Electorate Actions

(1)	Resolutions of the holders of Limited Ordinary Shares shall be subject to the Joint Electorate Procedure if they relate to the following matters:

(a)	the appointment, removal or re-election of any Director or any director of Plc, or both of them;

(b)	the receipt or adoption of the annual accounts of the Company or Plc, or both of them, or accounts prepared on a combined basis;

(c)	a change of name by the Company or Plc, or both of them;

(d)	the appointment or removal of the auditors of the Company or Plc, or both of them;

(e)	any proposed acquisition, disposal or other transaction of the kinds referred to in Chapters 10 and 11 of the Listing Rules or Chapters 10 and 11 of the UKLA Listing Rules which (in any case) is required under such Applicable Regulation to be authorised by holders of Ordinary Shares;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(f)	a matter referred to in Clause 7.2 or 7.3 of the Sharing Agreement;

(g)	any matter considered by shareholders at an annual general meeting of the Company or Plc (or at a general meeting held on the same day as an annual general meeting);

(h)	any other matter which the Board and the Board of Plc decide (either in a particular case or generally) should be approved under the Joint Electorate Procedure.

If a particular matter falls both within Rule 59(1) and this Rule 60(1), then it shall be treated as a Class Rights Action falling exclusively within Rule 59(1).

(2)	A Joint Electorate Action shall require approval by both:

(a)	an ordinary resolution (or a special resolution if required by this Constitution or Applicable Regulation) of the votes cast by the holders of the Limited Ordinary Shares and the holder of the Limited Special Voting Share, voting as a single class; and

(b)	an ordinary resolution (or a special resolution if required by the Plc Articles or Applicable Regulation) of the votes cast by the holders of the Plc Ordinary Shares and the holder of the Plc Special Voting Share, voting as a single class.

(3)	For the purposes of Rule 59(2) and Rule 60(2) only, the expression special resolution shall include any resolution of the shareholders of the Company or of Plc where Applicable Regulation or either Constitution so requires, so as to approve the relevant resolution, an affirmative vote with a majority greater than that required for an ordinary resolution and in any particular case shall mean such majority as is so required.

VOTES OF SHAREHOLDERS

61.	Votes attaching to shares

Subject to restrictions on voting affecting any class of shares and to Rules 3, 4, 7, 16(f), 31 and 72:

(a)	on a show of hands:

(i)	subject to paragraph (iii), each shareholder present in person or by proxy, representative or attorney (except the holder of the Limited Special Voting Share) has one vote;

(ii)	the holder of the Limited Special Voting Share shall not be entitled to vote;

(iii)	where a person is entitled to vote in more than one capacity, that person is entitled only to one vote; and

(b)	subject to Rule 61(c), on a poll:

(i)	each holder of Limited Ordinary Shares:

(A)	has one vote for each fully paid Limited Ordinary Share held; and

(B)	for each other Limited Ordinary Share held, has a vote in respect of the share which carries the same proportionate value as the proportion of the amount paid up or agreed to be considered as paid up on the total issue price of that share at the time the poll is taken bears to the total issue price of the share; and

(ii)	the holder of the Limited Special Voting Share shall have the Specified Number (as set out Rule 62) of votes; and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(c)	on a poll, votes may be given either personally or by proxy (unless, consistently with the Act, the Board has approved other means (including electronic) for the casting and recording of votes by shareholders) and a person entitled to more than one vote need not use all that person’s votes or cast all the votes in the same way.

62.	Specified Number

(1)	The holder of the Limited Special Voting Share shall be entitled to attend at any general meeting at which the holder of the Special Voting Share is entitled to vote and, subject to the provisions below, to cast on a poll the Specified Number of votes, some of which may be cast for, some of which may be cast against, and others of which may be abstaining on, any resolution.

(2)	(Joint Electorate Actions) The Specified Number of votes in relation to a resolution of the Company on a Joint Electorate Action shall be the total number of votes validly cast on the poll on the equivalent resolution at the Parallel General Meeting of Plc (other than those cast by an Excluded Plc Holder or cast in respect of Plc Excess Shares) divided by the Equalisation Fraction in effect at the time of such General Meeting rounded up to the nearest whole number.

(3)	(Class Rights Actions) The Specified Number of votes in relation to a resolution of the Company to approve a Class Rights Action shall be equal to 34 per cent. (in relation to an action to be approved by special resolution) and 67 per cent. (in relation to an action to be approved by ordinary resolution) in each case, of the aggregate number of votes attaching to all classes of issued shares in the Company which could be cast on such resolution (rounded up to the next whole number).

(4)	(Procedural Resolutions) On any procedural resolution in relation to or affecting a resolution relating to a Joint Electorate Action put to a general meeting at which a Joint Electorate Action is to be considered, the Specified Number of votes which may be cast shall be the number of votes cast on any equivalent resolution on a Joint Electorate Action at the Parallel General Meeting of Plc or, if there is no equivalent resolution, or if the general meeting of Plc has not been held and such votes counted by the beginning of the relevant general meeting, the number of such votes as are authorised to be so cast upon proxies lodged with Plc by such time as the Chairman may determine, in each case, divided by the Equalisation Fraction in effect at the time of such general meeting and rounded up to the nearest whole number.

(5)	(Other decisions) The Specified Number of votes that may be cast on all other decisions shall be zero.

63.	Not used

64.	Not used

65.	Not used

66.	Voting by guardian

Where a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

67.	Validity and result of vote

(1)	No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

(2)	Unless a poll is taken, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

PROXIES

68.	Proxies

(1)	A shareholder who is entitled to attend and cast a vote at a general meeting of the Company may appoint a person as a proxy to attend and vote for the shareholder in accordance with the Act but not otherwise. A proxy appointed to attend and vote in accordance with the Act may exercise the rights of the shareholder on the basis and subject to the restrictions provided in the Act but not otherwise.

(2)	A form of appointment of a proxy is valid if it is in accordance with the Act or in any form (including electronic) which the Board may prescribe or accept.

(3)	An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

(4)	Where the Company receives an appointment of proxy within the time specified in the notice of meeting for receipt of proxies and the Company considers that the instrument has not been duly executed, the Company may in its discretion:

(a)	return the instrument appointing the proxy to the appointing shareholder; and

(b)	request that the shareholder duly execute the appointment and return it to the Company before a nominated time (which may be later than the cut-off time specified in the notice of meeting for receipt of proxies).

The appointment of proxy will be valid if the duly executed instrument is returned to the Company before the time determined under Rule 68(4)(b).

(5)	Where the Company receives an appointment of proxy that is unclear or incomplete (other than in the circumstances contemplated in Rule 68(4)):

(a)	the Company may clarify with a shareholder by written or verbal communication any instruction on the appointment of the proxy and may, at its discretion, amend or complete the contents of the appointment of the proxy to reflect any clarification in instruction;

(b)	the shareholder is taken to have appointed the Company as its attorney for the purpose of making any insertion or amendment in accordance with this Rule 68(5); and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(c)	the appointment of proxy will be valid if received by the Company within the time specified for receipt of proxies in the notice of meeting, notwithstanding that it was completed or amended under this Rule 68(5) after that time.

(6)	A proxy received from the holder of the Limited Special Voting Share will be valid if it is received before the closing of a poll to which it relates.

(7)	Voting instructions given by a shareholder to a Director or employee of the Company who is held out by the Company in material sent to shareholders as willing to act as proxy and who is appointed as proxy (Company Proxy) are valid only if contained in the form of appointment of the Company Proxy. If a shareholder wishes to give a Company Proxy appointed by the shareholder new instructions or variations to earlier instruction, the new instructions or variations are only valid, except in the case of a proxy received from the holder of the Limited Special Voting Share, if received at the Office at least 24 hours before the meeting or adjourned meeting by a notice in writing signed by the shareholder or validated by the shareholder in a form acceptable to the Board.

69.	Validity, revocation

(1)	The validity of any resolution is not affected by the failure of any proxy or attorney to vote in accordance with instructions (if any) of the appointing shareholder.

(2)	A vote given in accordance with the terms of a proxy or power of attorney is valid despite the previous death or mental incapacity of the appointing shareholder, revocation of the proxy or power of attorney or transfer of the shares in respect of which the vote is given, unless notice in writing of the death, mental incapacity, revocation or transfer has been received at the Office at least 48 hours before the relevant meeting or adjourned meeting.

(3)	A proxy is not rendered ineffective by reason only of the adjournment of the meeting in respect of which the proxy is appointed.

(4)	A proxy is not revoked by the appointing shareholder attending and taking part in the meeting, unless the appointing shareholder votes at the meeting on the resolution for which the proxy is proposed to be used.

70.	Not used

71.	Board to issue forms of proxy

The Board must issue with any notice of general meeting of shareholders or any class of shareholders forms of proxy for use by the shareholders. Each form may include the names of any of the Directors or of any other persons as suggested proxies. The forms must be worded so that a proxy may be directed to vote either for or against each or any of the resolutions to be proposed.

72.	Attorneys of shareholders

By properly executed power of attorney, any shareholder may appoint an attorney to act on the shareholder’s behalf at all or certain specified meetings of the Company and such attorney shall be recognised as a person present at that meeting. Before the attorney is entitled to act under the power of attorney, the power of attorney or proof of the power of attorney to the satisfaction of the Board must be produced for inspection at the Office or any other place the Board may determine together, in each case, with evidence of the due execution of the power of attorney as required by the Board. The attorney may be authorised to appoint a proxy for the shareholder granting the power of attorney.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

73.	Not used

DIRECTORS

74.	Number of Directors

Unless and until otherwise decided by ordinary resolution, the number of Directors (not including alternate Directors) shall be not less than eight and not more than twenty. All Directors are required to be natural persons.

75.	Not used

76.	Remuneration of non-executive Directors

As remuneration for services each non-executive Director (other than an alternate Director) is to be paid out of the funds of the Company a sum determined by the Board payable at the time and in the manner determined by the Board but the aggregate remuneration paid to all the non-executive Directors in any year together with remuneration paid to those non-executive directors by Plc for their services may not exceed an amount fixed by the Company in general meeting. The expression remuneration in this Rule does not include any amount which may be paid by the Company under Rules 77, 78, 79, or 146 or by Plc under Articles 77, 78, 79 or 146.

77.	Remuneration of Directors for extra services

Any Director who serves on any committee, or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director or who, at the request of the Board, engages in any journey on the business of the Company, may be paid extra remuneration as determined by the Board.

78.	Travelling and other expenses

Every Director is, in addition to any other remuneration provided for in this Constitution, entitled to be paid from Company funds all reasonable travel, accommodation and other expenses incurred by the Director in attending meetings of the Company or of the Board or of any Committees or while engaged on the business of the Company.

79.	Retirement benefits

The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any person who is or has been at any time a Director of the Company or in the employment or service of the Company or Plc or of any company which is or was a subsidiary of or associated with the Company or Plc, provided that such payment or agreement is made in accordance with the Act. For the purpose of providing such gratuities, pensions or other benefits, the Company may contribute to any scheme or fund or pay such premiums as the Directors think fit.

80.	Appointment and remuneration of executive Directors

(1)	The Directors or any committee authorised by the Board may from time to time appoint any Director to be the holder of any executive office on such terms and for such period as they may determine and, without prejudice to any claim for damages for breach of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(2)	Subject to the Act and the Listing Rules, a Director appointed to hold employment or executive office with the Company or Plc shall be appointed on such terms as to remuneration (whether by salary, commission or participation in profits or otherwise) as may be determined by the Board or any committee authorised by the Board.

81.	Powers of Directors

The Board may entrust to and confer upon any Director any of the powers exercisable under this Constitution by the Board as it thinks fit and upon such terms and conditions and with such restrictions as it thinks appropriate but the conferring of powers by the Board on a Director does not exclude the exercise of those powers by the Board, and the Board may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

82.	Not used

83.	Term of appointment

(1)	At every annual general meeting, one-third of the Directors or, if their number is not a multiple of three, then the number nearest to but not less than one-third must retire from office.

(2)	A Director who is required to retire under Rule 83(1) retains office until the later of the end of the meeting at which the Director retires and the end of the Parallel General Meeting.

(3)	Subject to Rules 82(4) and 88, the Directors to retire under Rule 83(1) are those longest in office since last being elected. As between Directors who were elected on the same day the Directors to retire are (in default of agreement between them) determined by lot. The length of time a Director has been in office is calculated from the Director’s last election or appointment. A retiring Director is eligible for re-election.

(4)	Not used.

(5)	Without prejudice to the foregoing, a Director must retire from office at the conclusion of the third annual general meeting after which the Director was elected or re-elected.

84.	Not used

85.	Re-election of retiring Director

(1)	At the meeting at which a Director retires under any provision of this Constitution, the Company may by ordinary resolution approved in accordance with Rules 59 to 60 fill the office being vacated by electing to that office the retiring Director or some other person eligible for election.

(2)	Notwithstanding Rule 83(2), if a retiring Director is re-elected in accordance with Rule 85(1) the retiring Director will continue in office without a break.

(3)	If:

(a)	prior to the commencement of any general meeting the office of a Director has become vacant;

(b)	that office remains vacant at the commencement of that general meeting; and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(c)	that Director would have been taken into account in determining the number of Directors who are to retire by rotation under Rule 83(1),

then the Company may by ordinary resolution approved in accordance with Rules 59 to 60 fill that office by electing as a Director any person eligible for election.

86.	Not used

87.	Nomination of Directors

(1)	No person (other than a retiring Director) is eligible for election to the office of Director at any general meeting unless:

(a)	a shareholder intending to nominate the person has given notice in writing signed by the shareholder; and

(b)	the person nominated has given notice in writing signed by the person of his willingness to be elected as a Director of the Company and a Director of Plc and satisfies candidature for the office.

(2)	To be valid, the notice required under Rule 87(1) is to be delivered to the Office not less than 40 business days before the earlier of the date appointed for the meeting and the date appointed for the Parallel General Meeting of Plc unless the nominee has been recommended by the Board for election, in which case the notice is required to be delivered to the Office at least 28 days before the meeting.

(3)	The Directors shall nominate for election as a Director at a General Meeting of the Company any person duly nominated for election at the Parallel General Meeting of Plc.

88.	Election or appointment of additional Directors

The Company may by ordinary resolution approved in accordance with Rules 59 to 60 elect, and without prejudice thereto the Board shall have the power at any time to appoint, any person as a Director, either to fill a casual vacancy or as an addition to the Board but so that the number of Directors does not exceed the maximum number determined under Rule 74. Any Director appointed under this Rule:

(a)	holds office only until the dissolution or adjournment of the next general meeting at which the Board proposes or this Constitution requires that an election be held;

(b)	is eligible for election at that general meeting; and

(c)	where the general meeting is an annual general meeting, is not to be taken into account in determining the number of Directors who are to retire by rotation at the meeting.

89.	Vacation of office

(1)	The office of a Director is vacated:

(a)	Not used;

(b)	on the Director being absent from greater than two consecutive meetings of the Board without leave of absence from the Board;

(c)	on the Director resigning office by notice in writing to the Company;

(d)	Not used;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(e)	on the Director ceasing to be a director of Plc;

(f)	on the Director being prohibited from being a Director by reason of the operation of Applicable Regulation;

(g)	if the Director has been appointed for a fixed term—when the term expires;

(h)	if, in Australia or elsewhere, an order is made by any court on the ground (however formulated) of mental disorder for the Director’s detention or for the appointment of a guardian of the Director or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to the Director’s property or affairs; or

(i)	on the Director being removed from office under the Act.

(2)	The office of a Director who is an employee of any member of the Group is terminated on the Director ceasing to be employed within the Group but the person concerned is eligible for reappointment or re-election as a Director of the Company.

90.	Removal of Directors

(1)	Subject to Rules 59 to 60, the Company may, in accordance with and subject to the provisions of the Act, by ordinary resolution remove any Director from office. The Company may do so notwithstanding any provision of this Constitution or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement.

(2)	Subject to Rules 59 to 60, the Company may by ordinary resolution elect another person in place of a Director removed from office under Rule 90(1), provided that such person’s election will not take effect unless and until such person is elected as a director of Plc. Any person so elected shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is elected was last elected a Director. In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

PROCEEDINGS OF DIRECTORS

91.	Procedures relating to Directors’ meetings

(1)	The Board may meet together, adjourn and otherwise regulate its meetings as it thinks fit.

(2)	The Board may at any time and the Secretary, on the request of the Chairman or any two Directors, must convene a meeting of the Board. Notice of meeting of the Board may be given by mail (electronic or otherwise), personal delivery or facsimile transmission to the usual place of business or residence of the Director or to any other address given to the Secretary by the Director or by any technology agreed by all the Directors.

92.	Quorum

The quorum necessary for the transaction of business of the Directors shall be three unless otherwise determined by the Board. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

93.	Chairman

The Board may elect a Chairman and one or more Deputy Chairman of its meetings and determine the period for which each is to hold office. If no Chairman or Deputy Chairman is elected or if at any meeting the Chairman and the Deputy Chairmen are not present at the time specified for holding the meeting, the Directors present may choose one of their number to be Chairman of the meeting.

94.	Votes at meetings

Questions arising at any meeting of the Board are decided by a majority of votes and, in the case of an equality of votes, the Chairman (except when only two Directors are present or except when only two Directors are competent to vote on the question then at issue) has a second or casting vote.

95.	Number of Directors below minimum

If the number of Directors is reduced below the minimum number fixed under this Constitution, the continuing Directors may act for the purpose of increasing the number of Directors to that number or of calling a general meeting of the Company but for no other purpose.

96.	Resolutions in writing/Meetings by technology

(1)	A resolution in writing signed by all the Directors or a resolution in writing of which notice has been given to all Directors and which is signed by a majority of the Directors entitled to vote on the resolution (not being less than the number required for a quorum at a meeting of the Board) is a valid resolution of the Board. The resolution may consist of several documents in the same form each signed by one or more of the Directors. A facsimile transmission or other document produced by mechanical or electronic means under the name of a Director with the Director’s authority is considered to be a document in writing signed by the Director.

(2)	The Board may meet either in person or by telephone, audio visual link or by using any other technology:

(a)	which allows each Director who participates:

(i)	to hear each of the other participating Directors addressing the meeting; and

(ii)	if he so wishes, to address all of the other participating Directors simultaneously; and

(b)	which has been consented to by all Directors.

A consent may be a standing one. A meeting conducted by telephone or other means of communication is deemed to be held at the place from where the Chairman of the meeting participates.

97.	Validity of actions

All actions at any meeting of the Board or by a Committee or by any person acting as a Director are, despite the fact that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the Committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been properly appointed and was qualified and continued to be a Director or a member of the Committee.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

DIRECTORS’ INTERESTS

98.	Directors may have interests

Subject to the provisions of the Act, and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any contract, transaction or arrangement with the Company or Plc or in which the Company or Plc is otherwise interested;

(b)	may be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or Plc or in which the Company or Plc is otherwise interested;

(c)	may (or any firm of which he is a partner, employee or member may) act in a professional capacity for the Company or Plc (other than as Auditor) and be remunerated therefor; and

(d)	shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

99.	Restrictions on voting

(1)	Except as set out below, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which the Director has a material personal interest. A Director shall not be counted in the quorum in relation to any resolution on which he is not entitled to vote.

(2)	Subject to the provisions of the Act, a Director shall (in the absence of some other material personal interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely, where the material personal interest:

(a)	arises because the Director is a shareholder of the Company and is held in common with the other shareholders of the Company; or

(b)	arises in relation to the Director’s remuneration as a Director of the Company; or

(c)	relates to a contract the Company is proposing to enter into that is subject to approval by the shareholders and will not impose any obligation on the Company if it is not approved by the shareholders; or

(d)	arises merely because the Director is a guarantor or has given an indemnity or security for all or part of a loan (or proposed loan) to the Company; or

(e)	arises merely because the Director has a right of subrogation in relation to a guarantee or indemnity referred to in subparagraph (d); or

(f)	relates to a contract that insures, or would insure, the Director against liabilities the Director incurs as an officer of the Company (but only if the contract does not make the Company or a related body corporate the insurer); or

(g)	relates to:

(i)	any payment by the Company or a related body corporate in respect of an indemnity permitted by law; or

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(ii)	any contract relating to or containing an indemnity permitted by law; or

(h)	is in a contract, or proposed contract, with, or for the benefit of, or on behalf of, a related body corporate and arises merely because the Director is a director of the related body corporate.

(3)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under this Rule) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(4)	If a question arises at any time as to the materiality of a Director’s interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any question shall arise in respect of the Chairman of the meeting and is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Directors (for which purpose the Chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the Chairman, so far as known to him, has not been fairly disclosed.

(5)	Despite having an interest in any contract or arrangement a Director may participate in the execution of any document evidencing or connected with the contract or arrangement, whether by signing, sealing or otherwise.

(6)	A Director or any person who is an associate of a Director under the Listing Rules may participate in any issue by the Company of securities unless the Director is precluded from participating by Applicable Regulation.

100.	Directors’ interests—general

(1)	For the purposes of the two preceding Rules:

(a)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract, transaction or arrangement of the nature and extent so specified;

(b)	an interest (whether of his or of such a connected person) of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his;

(c)	in the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has; and

(d)	references to a contract include reference to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

(2)	The Board may exercise the voting power conferred by the shares in any corporation held or owned by the Company as the Board thinks fit (including the exercise of the voting power in favour of any

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

resolution appointing the Directors or any of them directors of that corporation or voting or providing for the payment of remuneration to the directors of that corporation) and a Director of the Company may vote in favour of the exercise of those voting rights despite the fact that the Director is, or may be about to be appointed, a director of that other corporation and may be interested in the exercise of those voting rights.

(3)	Any Director may lend money to the Company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the Company and underwrite or guarantee the subscription of shares or securities of the Company or of any corporation in which the Company may be interested without being disqualified in respect of the office of Director and without being liable to account to the Company for the commission or profit.

COMMITTEES

101.	Committees

The Board may delegate any of its powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to Committees consisting of Directors or any other person or persons as the Board thinks fit. In the exercise of the powers or discretions delegated, any Committee formed or person or persons appointed to the Committee must conform to any regulations that may be imposed by the Board. A Committee or other delegate of the Board may be authorised to sub-delegate any of the powers or discretions for the time being vested in it.

102.	Proceedings of Committee meetings

The meetings and proceedings of any Committee are to be governed by the provisions of this Constitution for regulating the meetings and proceedings of the Board so far as they are applicable and are not inconsistent with any regulations made by the Board under Rule 101.

POWERS OF THE BOARD

103.	General powers of the Board

The management and control of the business and affairs of the Company are vested in the Board, which (in addition to the powers and authorities conferred on them by this Constitution) may exercise all powers and do everything which is within the power of the Company and not by this Constitution or by law required to be exercised or done by the Company in general meeting.

104.	Powers and obligations in relation to the Sharing Agreement

(1)	The Company having entered into the Sharing Agreement, the Voting Agreement and the Deed Poll Guarantee, the Directors are authorised and directed subject to Applicable Regulation to carry into effect the Sharing Agreement, the Voting Agreement and the Limited Deed Poll Guarantee with full power to:

(i)	agree any amendment or termination of all or any of the terms of the Sharing Agreement, the Voting Agreement or the Limited Deed Poll Guarantee;

(ii)	enter into, carry into effect any further or other agreements or arrangements with or in connection with Plc; and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(iii)	do all such things as in the opinion of the Directors are necessary or desirable for the furtherance, maintenance or development of the relationship with Plc constituted by or arising out of any agreement or arrangement, and nothing done by any Director in good faith pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such Director to the Company or to the members of the Company.

(2)	Without limitation to the generality of the foregoing, the Directors may in addition to their duties to the Company have regard to the interests of Plc and both the holders of Plc Ordinary Shares and Limited Ordinary Shares as if the Company and Plc were a single unified economic entity and for that purpose the Directors may take into account in the exercise of their powers the interests of the holders of Plc Ordinary Shares.

105.	Not used

106.	Appointment of attorney

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

107.	Not used

108.	Not used

109.	Not used

110.	Borrowing powers

Subject to the provisions of the Act, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property, assets (both present and future) and uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

111.	Not used

112.	Not used

113.	Not used

AUTHENTICATION OF DOCUMENTS

114.	Authentication of Documents

Any Director, Secretary, Assistant Secretary or Deputy Secretary or any person appointed by the Directors for the purpose shall have power to authenticate:

(a)	any document affecting the constitution of the Company;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(b)	any resolution passed at a shareholders’ meeting or at a meeting of the Directors or of any committee;

(c)	any book, record, document or account relating to the business of the Company,

and to certify copies thereof or extracts therefrom as true copies or extracts; and where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

115.	Not used

116.	Not used

DIVIDENDS

117.	Not used

118.	Power of Board to pay dividends

(1)	Subject to Rules 59 to 60, the Board may determine that a dividend (including an interim dividend on account of the next forthcoming dividend) is payable and fix the amount, time for payment and method of payment. Where permitted by the Statutes, the methods of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets.

(2)	Without limiting Rule 8, where the terms of any new issue of shares provide for the new shares to have different dividend rights to other shares then in issue, the new shares have those different dividend rights.

(3)	Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.

119.	Distribution otherwise than in cash

(1)	Subject to Rules 59 to 60, when determining to pay a dividend under Rule 118, the Board may determine that payment of the dividend be effected wholly or in part by the distribution of specific assets or documents of title and in particular of paid up shares, debentures, debenture stock or grant of options or other securities of the Company or any other corporation or entity.

(2)	The Board may appoint any officer of the Company to sign on behalf of each shareholder entitled to participate in the dividend any document in the Board’s opinion desirable or necessary:

(a)	to vest in the shareholder title to assets; and

(b)	in the case of a distribution of shares in any corporation, to constitute the shareholder’s agreement to become a member of the corporation,

and, in executing the document, the officer acts as agent and attorney for the shareholder.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(3)	Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

120.	Not used

121.	Ranking of shares for dividends

(1)	Any dividend or interim dividend is (subject to the rights of, or any restrictions on, the holders of shares created or raised under any special arrangement as to dividend) payable on each share on the basis of the proportion which the amount paid (or agreed to be considered to be paid) bears to the total issue price of the share. The dividend may be fixed at a rate per annum in respect of a specified period but no amount paid on a share in advance of calls is to be treated as paid on the share.

(2)	The rights attached to the shares of the Company, as regards the participation in the profits available for distribution and resolved to be distributed, are as follows:

(a)	the holders of the preference shares shall be entitled, in priority to any payment of dividend to the holders of any other class of shares, to a preferred right to participate as regards dividends up to but not beyond a specified amount in distribution;

(b)	subject to the special rights attaching to any preference shares but in priority to any payment of dividends on all other classes of shares, the holder of the Equalisation Share shall be entitled to be paid such dividends as are declared or paid thereon in accordance with clause 3.4 of the Sharing Agreement; and

(c)	any surplus remaining after payment of the distributions under Rule 121(a) or (b) shall be payable to the holders of the Limited Ordinary Shares and the Limited Special Voting Share in equal amounts per share.

122.	Manner of payment of dividends

(1)	Payment of any dividend may be made in any manner, by any means and in any currency determined by the Board.

(2)	Without limitation of Rule 122(1), Directors may also determine the foreign currency equivalent of any sums payable as a dividend by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such date or dates, in each case falling on or before the record date for the dividend, as the Directors may in their discretion select.

(3)	Without affecting any other method of payment which the Board may adopt, payment of any dividend may be made to the shareholder entitled to the dividend or, in the case of joint holders, to the shareholder whose name appears first in the Register in respect of the joint holding.

123.	Not used

124.	Not used

125.	No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

126.	Retention of dividends

(1)	The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

(2)	The Directors may retain the dividends payable upon shares to which any person is entitled under Rule 41 or 42 until that person becomes a member in respect of those shares or transfers those shares.

127.	Unclaimed dividend

All unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of the Company until claimed or otherwise disposed of according to law.

128.	Waiver of dividend

The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

CAPITALISATION OF PROFITS AND RESERVES

129.	Capitalisation of profits and reserves

(1)	Subject to Rules 59 to 60, the Board may capitalise any sum forming part of the undivided profits, any reserve or other account of the Company and which is available for distribution.

(2)	Such capitalisation shall be effected by:

(a)	appropriating such sum to shareholders on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in the same proportions in those holders would be entitled to receive such sum if distributed by way of dividend or in accordance with either the terms of issue of any shares or the terms of any employee share plan; and

(b)	applying such sum, in the proportions specified above, on behalf of those holders either in paying up the amounts for the time being unpaid on any issued shares held by them, or in paying up in full unissued shares or other securities of the Company to be issued to them accordingly, or partly in one way and partly in the other.

(3)	The Board may specify the manner in which any fractional entitlements and any difficulties relating to distribution are to be dealt with and, without limiting the generality of the foregoing, may specify that fractions are to be disregarded or that any fractional entitlements are to be increased to the next whole number or that payments in cash instead of fractional entitlements be made.

(4)	The Board may make all necessary appropriations and applications of the amount to be capitalised under Rule 129(1) and all necessary issues of fully paid shares or debentures.

(5)	Where required, the Board may appoint a person to sign a contract on behalf of the shareholders entitled on a capitalisation to any shares or debentures, which provides for the issue to them, credited

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

as fully paid, of any further shares or debentures or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised.

DIVIDEND PLANS

130.	Dividend Plans

Subject to Rules 59 to 60, the Board may establish, maintain, suspend, reinstate and amend one or more Dividend Plans (including the establishment of rules) including without limitation any Dividend Plan under which shareholders may elect with respect to some or all of their shares (subject to the rules of the relevant plan):

(a)	to reinvest in whole or in part dividends paid or payable or which may become payable by the Company to the shareholder in cash by subscribing for shares in the capital of the Company;

(b)	to be issued with shares instead of being paid a dividend;

(c)	that dividends from the Company not be declared or paid and that instead a payment or distribution other than a dividend (including without limitation an issue of bonus shares, with no amount credited to the share capital account in connection with the issue of those shares) be made by the Company; and

(d)	that cash dividends from the Company not be paid and that instead a cash dividend or payment or other distribution (including without limitation an issue or transfer of securities) be received from the Company, or a Related Corporation of the Company, or any other entity determined by the Board.

ACCOUNTS AND RECORDS

131.	Accounts and records

(1)	Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the Directors and other officers of the Company.

(2)	Without limitation to paragraph (1) of this Rule, where the Board considers it appropriate, the Company may:

(a)	give a Director or former Director access to certain papers, including documents provided or available to the Board and other papers referred to in those documents; and

(b)	bind itself in any contract with a Director or former Director to give the access.

(3)	Subject to paragraphs (1) and (2) of this Rule, no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

132.	Not used

133.	Not used

134.	Not used

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

NOTICES

135.	Service of notices

(1)	A notice may be given by the Company to any shareholder, or in the case of joint holders to the shareholder whose name appears first in the Register, personally, by leaving it at the shareholder’s registered address, by sending it by prepaid post or facsimile transmission to the shareholder’s registered address, by other electronic means determined by the Board and previously notified to shareholders, or by any other means authorised in writing by the shareholder or by Applicable Regulation.

(2)	For the purposes of determining the time at which a notice is served:

(a)	Any notice sent by post is taken to have been served at 10.00 am on the day after the date on which it is posted. A certificate signed by a Secretary or officer of the Company to the effect that a notice was duly posted is conclusive evidence of that fact;

(b)	Any notice served on a shareholder personally or left at the shareholder’s registered address is taken to have been served when delivered;

(c)	Any notice served on a shareholder by facsimile or other electronic transmission is taken to have been served when the transmission is sent; and

(d)	Where the Company gives notice to a shareholder by making the notice accessible electronically, the notice is taken as given at 10.00 am on the day after the date on which the shareholder is informed that the notice is available.

(3)	The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

(4)	Where a shareholder does not have a registered address or where the Company has reason to believe that a shareholder is not known at the shareholder’s registered address, all future notices are taken to be given to the shareholder if the notice is exhibited in the Office for a period of 48 hours (and is taken to be served at the commencement of that period) unless and until the shareholder informs the Company of a registered place of address.

136.	Notice to transferor binds transferee

Every person who, by operation of law, transfer or any other means becomes entitled to be registered as the holder of any shares is bound by every notice which, prior to the person’s name and address being entered in the Register in respect of those shares, was properly given to the person from whom the person derives title to those shares.

137.	Deceased and bankrupt members

A notice served in accordance with this Constitution is (despite the fact that the shareholder is then dead, bankrupt or in liquidation and whether or not the Company has notice of the shareholder’s death, bankruptcy or liquidation) taken to have been properly served in respect of any registered shares, whether held solely or jointly with other persons by the shareholder, until another person is registered in the shareholder’s place as the holder or joint holder. The service is sufficient service of the notice or document on the shareholder’s personal representative, trustee in bankruptcy or liquidator and any person jointly interested with the shareholder in the shares.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

138.	Not used

139.	Not used

140.	Not used

WINDING UP OF PLC OR THE COMPANY

141.	Plc insolvency

(1)	Subject to Rule 141(2):

(a)	Upon receipt of a Plc Insolvency Notice, the Company shall seek to ensure that the economic returns made or otherwise available to a holder of a Limited Ordinary Share relative to the economic returns available to a holder of a Plc Ordinary Share (or vice versa) are in due proportion having regard to the Equalisation Ratio (Economic Equivalence) by taking the steps set out in paragraphs 141(1)(b) or (c).

(b)	The Company shall have the right at any time within 12 months from the Notice Date to either:

(i)	irrevocably offer to the holders of Plc Ordinary Shares on the Notice Date, in consideration for their Plc Ordinary Shares, such number of Limited Ordinary Shares pro rata to their holdings of Plc Ordinary Shares as is required to ensure that, after such issue, Economic Equivalence is achieved; or

(ii)	pay to holders of Plc Ordinary Shares on the Notice Date an amount equal to that proportion of the Company’s Market Capitalisation as at the Notice Date such that the amount paid and the balance remaining ensure that Economic Equivalence is achieved.

(c)	Unless the Company has exercised its rights under paragraph 141(1)(b), then, subject to paragraph 141(1)(d), the Company must:

(i)	within 3 months from the date the liquidator of Plc has finally established the identity of and amounts owed to the Proven Creditors (but in any event not earlier than the expiration of the period set out in paragraph (b) above), pay in full all Proven Creditors of Plc and all other costs and expenses of the liquidation (including those of the liquidator); and

(ii)	within 1 month thereafter pay to Plc an amount equal to that proportion of the Company’s total Market Capitalisation on the date all payments have been made pursuant to paragraph 141(1)(c)(i) such that the amount paid and the balance remaining ensure that Economic Equivalence is achieved.

(d)	Payments under this Rule 141(1) shall only be made by the Company to the extent that after making such payment there will remain available to the Company sufficient assets to pay all its debts as and when they become due and payable.

(2)	If the Company has provided to Plc a Limited Insolvency Notice and has received a Plc Insolvency Notice and if:

(a)	the Company has surplus assets available for distribution to the holders of its Ordinary Shares after payment of all debts due; and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(b)	the ratio of the surplus attributable to each Limited Ordinary Share to the surplus attributable to each Plc Ordinary Share would otherwise not equal the Equalisation Ratio,

then the Company must as soon as practicable pay to Plc (where possible) an amount which results in that ratio equalling the Equalisation Ratio.

(3)	In this Rule 141:

(a)	Economic Equivalence shall be determined before deduction of any amount in respect of Tax which may be deducted or withheld in respect of any payment to a holder of Ordinary Shares and disregarding any Tax payable by or on behalf of, or any Tax Benefit arising to, a holder of Ordinary Shares.

(b)	Market Capitalisation, in relation to the Company, means the total value of all its issued Ordinary Shares (determined by reference to the trading price of those shares on the close of trading on the relevant day on the stock exchange on which it has its primary listing).

(c)	Notice Date means the date Plc gives to the Company the Plc Insolvency Notice in accordance with Article 142 of the Plc Articles.

(d)	Plc Insolvency Notice means a notice from Plc under Article 142 of the Plc Articles stating that, in the reasonable opinion of the Plc directors, Plc is, or is or likely to become, insolvent (whether or not a receiver, receiver and manager, provisional liquidator or liquidator has been appointed or mortgagee has taken possession of the property of Plc).

(e)	Proven Creditors means all persons that the liquidator of Plc has established as ranking in priority to the holders of Plc Ordinary Shares and who would be entitled to a payment as a result of the liquidation of Plc.

(f)	The surplus assets of the Company available for distribution to holders of Limited Ordinary Shares shall, for the purposes of Rule 141(2), be calculated:

(i)	before deduction of any amount in respect of Tax which may be deducted or withheld from the distribution by or on behalf of the Company; but

(ii)	net of any Tax payable by the Company on the distribution to holders of Limited Ordinary Shares excluding, for the avoidance of doubt, any Tax within paragraph (i) above.

(g)	Where the Company is to pay an amount to Plc, the calculation of the amount of the payment shall take account of any Tax payable on the making or receipt of, or any withholding or deduction in respect of Tax arising on, any payment, after allowing for any offsetting Tax Benefits.

142.	Insolvency Notice

If, in the reasonable opinion of the Directors, the Company is, or is likely to become, insolvent (whether or not a receiver, receiver and manager, provisional liquidator or liquidator has been appointed or mortgagee has taken possession of the property of Limited) the Directors must immediately give notice (Limited Insolvency Notice) to Plc of such fact.

143.	Not used

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

144.	Rights on winding-up

(1)	Subject to Rules 141 and 144(4), if the Company is wound up, whether voluntarily or otherwise, the liquidator may divide among all or any of the contributories as the liquidator thinks fit in specie or kind any part of the assets of the Company, and may vest any part of the assets of the Company in trustees on any trusts for the benefit of all or any of the contributories as the liquidator thinks fit.

(2)	If thought expedient, any division may be otherwise than in accordance with the legal rights of the contributories and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part, but in case any division otherwise than in accordance with the legal rights of the contributories is determined, any contributory who would be prejudiced by the division has a right to dissent and ancillary rights as if the determination were a special resolution passed under the Act relating to the sale or transfer of the Company’s assets by a liquidator in a voluntary winding up.

(3)	If any shares to be divided in accordance with Rule 144(1) involve a liability to calls or otherwise, any person entitled under the division to any of the shares may by notice in writing within ten business days after the passing of the special resolution, direct the liquidator to sell the person’s proportion and pay the person the net proceeds and the liquidator is required, if practicable, to act accordingly.

(4)	On a return of assets on liquidation, the assets of the Company remaining available for distribution among members, after giving effect to the payment of all prior ranking amounts owed to the creditors of the Company and prior ranking statutory entitlements and after giving effect to preferential rights attached to any preference shares issued by the Company and to the rights of other shares having a preferred right to participate as regards capital up to but not beyond a specified amount in a distribution and to any provision of the Act shall, subject to Rule 141, be applied in paying to the holders of the Limited Special Voting Share and the Equalisation Share (if issued) an amount of up to $2.00 on each such share, pari passu with any amount paid to the holders of Limited Ordinary Shares, and any surplus remaining shall be applied in making payments solely to the holders of Limited Ordinary Shares in accordance with their entitlements.

DESTRUCTION OF DOCUMENTS

145.	Not used

INDEMNITY AND INSURANCE

146.	Indemnity and insurance

(1)	To the relevant extent:

(a)	the Company is to indemnify each officer of the Company out of the assets of the Company against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer;

(b)	where the Board considers it appropriate, the Company may execute a documentary indemnity in any form in favour of any officer of the Company; and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(c)	where the Board considers it appropriate, the Company may:

(i)	make payments of amounts by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer of the Company against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer; and

(ii)	bind itself in any contract or deed with any officer of the Company to make the payments.

(2)	In this Rule:

(a)	officer means a director, secretary or executive officer of the Company or a person who formerly held one of those positions.

(b)	duties of the officer includes, in any particular case where the Board considers it appropriate, duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by the Company or, where applicable, a subsidiary of the Company to any other corporation.

(c)	to the relevant extent means:

(i)	to the extent the Company is not precluded by Applicable Regulation from doing so;

(ii)	to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not actually indemnified by another person (including, in particular, an insurer under any insurance policy); and

(iii)	where the liability is incurred in or arising out of the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation.

(d)	liability means all costs, charges, losses, damages, expenses, penalties and liabilities of any kind including, in particular, legal costs incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, tribunal, government authority or otherwise.

CHANGE OF CONTROL

147.	Partial Takeover Plebiscites

(1)	Where offers have been made under a proportional takeover bid in respect of shares included in a class of shares in the Company:

(a)	the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the bid is prohibited unless and until a resolution (in this Rule 147(1) referred to as a prescribed resolution) to approve the bid is passed in accordance with the provisions of this Constitution;

(b) (i)	a person (other than the offeror or a person associated with the offeror) who, as at the end of the day on which the first offer under the proportional takeover bid was made, held shares included in that class is entitled to vote on a prescribed resolution and, for the purposes of so voting, is entitled to one vote for each of the last mentioned shares; and

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(ii)	the offeror or a person associated with the offeror is not entitled to vote on a prescribed resolution;

(c)	a prescribed resolution is to be voted on at a meeting, convened and conducted by the Company, of the persons entitled to vote on the resolution; and

(d)	a prescribed resolution, being a resolution that has been voted on, is to be taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than one-half, and otherwise is taken to have been rejected.

(2)	The provisions of this Constitution that apply in relation to a general meeting of the Company apply, with modifications as the circumstances require, in relation to a meeting that is convened under this Rule 147 as if the last mentioned meeting was a general meeting of the Company.

(3)	Where takeover offers have been made under a proportional takeover bid then the Board is to ensure that a resolution to approve the proportional takeover bid is voted on in accordance with this Rule 147 before the approving resolution deadline.

(4)	This Rule 147 ceases to have effect on the third anniversary of the date of the adoption or last renewal of this Rule 147.

148.	Share Control Limits

(1)	The Limits

(a)	A person must not breach any of the following limits (called the Limits):

(i)	section 606 (1) or 606(2) of the Act as each applies to Limited Ordinary Shares without regard to the Limited Special Voting Share; or

(ii)	section 606 (1) or 606(2) of the Act as each applies to Limited Ordinary Shares and the Limited Special Voting Share; or

(iii)	Rule 9 of the City Code on Takeovers and Mergers setting a 30% limit in relation to voting rights of Plc; or

(iv)	the 30% limit in relation to Plc Ordinary Shares without regard to the Plc Special Voting Share set out in Article 148(4) (called the UK 30% Stand Alone Limit),

(even if the acquisition is excepted under the provisions relating to the relevant Limit), except as a result of a Permitted Acquisition.

(b)	Where any person breaches any such Limit (even if the acquisition is excepted under the provisions of the relevant Limit), except as a result of a Permitted Acquisition, that person is in breach of this Constitution.

(c)	Where any person breaches any such Limit (even if the acquisition is excepted under the provisions of the relevant Limit), except as a result of a Permitted Acquisition:

(i)	all voting rights attaching to Limited Ordinary Shares; and

(ii)	all votes attaching to the Limited Special Voting Share;

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(including shares or rights held by associates, concert parties or any other person holding shares in which that person is deemed to be interested or which are to be taken together for the purposes of the relevant Limit) taken into account in calculating that person’s relevant interest or voting power or voting control level or voting rights (however expressed under the relevant Limit) are called Votes in Breach.

(d)	Any member determined by the Board to be holding Limited Ordinary Shares which carry Votes in Breach is a member in breach of this Constitution. Any such determination by the Board shall be final and binding.

(2)	Action by the Board

(a)	The Board must do the following in order to enforce Rule 148(1) where the Board has reason to believe that any Limit is or may be breached except as a result of a Permitted Acquisition:

(i)	require any member to provide such information as the Board considers appropriate to determine any of the matters under this Rule 148;

(ii)	have regard to such public filings as it considers appropriate to determine any of the matters under this Rule 148;

(iii)	make any determinations required under this Rule 148, either after calling for submissions from affected members or other persons or without calling for such submissions;

(iv)	determine that the voting rights (or some voting rights):

(A)	attached to such number of Limited Ordinary Shares held by a person or persons whom the Board has resolved should not be capable of exercising their votes in accordance with this paragraph (iv) (called Excess Shares); and/or

(B)	attached to the Special Voting Share (in relation to Joint Electorate Actions), being votes otherwise required to be cast by the holder of the Special Voting Share to mirror the votes cast by certain holders of Plc Ordinary Shares, are from a particular time incapable of being exercised for a definite or indefinite period but only to the extent necessary so that, as far as the Board can judge the matter, the person otherwise in breach of one or more of the Limits would not thereafter breach any of the relevant Limits except as a result of a Permitted Acquisition;

(v)	determine that any Excess Shares must be sold but only to the extent necessary so that, as far as the Board can judge the matter, the person otherwise in breach of one or more of the Limits would not thereafter breach any of the relevant Limits except as a result of a Permitted Acquisition;

(vi)	determine that any Excess Shares will not carry any right to any distributions from a particular time for a definite or indefinite period but only in respect of such number of shares as breaches any of the relevant Limits except as a result of a Permitted Acquisition;

(vii)	take such other action for the purposes of enforcing this Rule 148 in a timely and efficient manner including:

(A)	prescribing rules (not inconsistent with this Rule 148);

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(B)	setting deadlines for the provision of information;

(C)	drawing adverse inferences where information requested is not provided;

(D)	making determinations or interim determinations;

(E)	executing documents on behalf of a member;

(F)	paying costs and expenses out of proceeds of sale of Excess Shares; and

(G)	changing any decision or determination or rule previously made.

(b)	No Director is liable for any such act or omission where the Director acts in good faith.

(3)	Permitted Acquisitions

An acquisition is a Permitted Acquisition if the Board consents to the acquisition or if each of (a), (b) and (c) below is satisfied:

(a)	the acquisition is under or pursuant to a procedure:

(i)	which applies to both the Limited Ordinary Shares and the Plc Ordinary Shares; or

(ii)	which is undertaken for both the Limited Ordinary Shares and the Plc Ordinary Shares at or about the same time; and

(b)	each such procedure complies with all Applicable Regulation and provisions of the Constitutions; and

(c)	the holders of Limited Ordinary Shares on the one hand and the holders of Plc Ordinary Shares on the other hand are afforded equivalent treatment in terms of:

(i)	the consideration offered for their shares (having regard to the Equalisation Ratio);

(ii)	the information provided to them;

(iii)	the time to consider the offer or procedure;

(iv)	the conditions to which the procedure is subject; and

(v)	the other terms of the procedure.

(4)	UK 30% Stand Alone Limit

For the purposes of this Article 148, the ‘UK 30% Stand-Alone Limit’ means that a person shall not acquire shares which taken together with shares held or acquired by persons determined by the Board to be acting in concert with him carry more than 30 per cent. of the voting rights attributable to Plc Ordinary Shares. For this purpose, ‘acting in concert’ has the same meaning as in the City Code on Takeovers and Mergers.

(5)	Mutual recognition

The Board may for the purposes of enforcing Rule 148(1):

(a)	make a determination that the holding by a person of shares in Plc contributes to a breach by a person of a Limit and may communicate that determination to Plc; or

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Constitution of BHP Billiton Limited

(b)	accept a determination by the Board of Plc that the holding by a person of shares in Limited contributes to a breach by a person of a relevant limit under the Plc Articles;

and in the case of (b) above the Board must take any action under Rule 148(2) above as if the holder of the relevant Limited shares were in breach of this Constitution.

(6)	Validity

Any resolution or determination of, or decision or exercise of any discretion or power by, the Directors or any Director or by the Chairman of any meeting acting in good faith under or pursuant to the provisions of this Rule shall be final and conclusive; and anything done, by or on behalf of, or on the authority of, the Directors or any Director acting in good faith pursuant to the foregoing provisions of this Rule shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Rule.

Constitution incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings